    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 26, 2003

                                                  REGISTRATION NO. 333-


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 ---------------

                          PRUCO LIFE INSURANCE COMPANY

                           (EXACT NAME OF REGISTRANT)

                                     ARIZONA

 -------------------------------------------------------------------------------
         (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

                                    22-194455

                     (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

                        C/O PRUCO LIFE INSURANCE COMPANY

                              213 WASHINGTON STREET

                          NEWARK, NEW JERSEY 07102-2992

                                 (973) 802-7333

 -------------------------------------------------------------------------------
          (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)

                                THOMAS C. CASTANO

                               ASSISTANT SECRETARY

                          PRUCO LIFE INSURANCE COMPANY

                              213 WASHINGTON STREET

                          NEWARK, NEW JERSEY 07102-2992

                                 (973) 802-4708

 -------------------------------------------------------------------------------
           (NAME, ADDRESS, AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                COPIES TO:

                  C. CHRISTOPHER SPRAGUE
                  VICE PRESIDENT, CORPORATE COUNSEL
                  THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
                  213 WASHINGTON STREET
                  NEWARK,  NEW JERSEY 07102-2992

================================================================================

Approximate date of commencement of proposed sale to the public--May 1, 2003

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box ........................[x]


Public offering price to be furnished in a subsequent filing under Rule 424(b).


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

Prudential Investment Management Services LLC, the principal underwriter of these contracts under a "best efforts" arrangement, will be reimbursed by Pruco Life Insurance Company for its costs and expenses incurred in connection with the sale of these contracts.


The risk factors section appears on page 6 of the prospectus. The exhibit index appears in Part II of this registration statement.

STRATEGIC PARTNERS(SM)
HORIZON ANNUITY
--------------------------------------------------------------------------------

PROSPECTUS: MAY 1, 2003


THIS PROSPECTUS DESCRIBES A MARKET VALUE ADJUSTED INDIVIDUAL ANNUITY CONTRACT OFFERED BY PRUCO LIFE INSURANCE COMPANY (PRUCO LIFE). PRUCO LIFE IS A WHOLLY OWNED SUBSIDIARY OF THE PRUDENTIAL INSURANCE COMPANY OF AMERICA. PRUCO LIFE IS LOCATED AT 213 WASHINGTON STREET, NEWARK, NJ 07102-2992, AND CAN BE CONTACTED BY CALLING (973) 367-1730. PRUCO LIFE ADMINISTERS THE STRATEGIC PARTNERS HORIZON ANNUITY CONTRACTS AT THE PRUDENTIAL ANNUITY SERVICE CENTER, P.O. BOX 7960, PHILADELPHIA, PA 19101. YOU CAN CONTACT THE PRUDENTIAL ANNUITY SERVICE CENTER BY CALLING, TOLL-FREE, (888) PRU-2888.

PLEASE READ THIS PROSPECTUS
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Please read this prospectus before purchasing a Strategic Partners Horizon Annuity contract and keep it for future reference. The Risk Factors section appears on page 6 of this prospectus.


 THE SEC HAS NOT DETERMINED THAT THIS CONTRACT IS A GOOD INVESTMENT, NOR HAS THE SEC DETERMINED THAT THIS PROSPECTUS IS COMPLETE OR ACCURATE. IT IS A CRIMINAL OFFENSE TO STATE OTHERWISE. INVESTMENT IN A MARKET VALUE ADJUSTED ANNUITY CONTRACT IS SUBJECT TO RISK, INCLUDING THE POSSIBLE LOSS OF YOUR MONEY. AN INVESTMENT IN STRATEGIC PARTNERS HORIZON ANNUITY IS NOT A BANK DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

 ORD01009

CONTENTS
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                 PART I: STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS
                 ------------------------------------------------------------

                 SUMMARY
                 ------------------------------------------------------------
                          Glossary...........................................      4
                          Summary............................................      5
                          Risk Factors.......................................      6

                 PART II: STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS
                 ------------------------------------------------------------
                     Section 1: What is the Strategic Partners Horizon
                      Annuity?...............................................      8
                          Short Term Cancellation Right or "Free Look".......      8
                     Section 2: What Guarantee Periods Can I Choose?.........      9
                          Guarantee Periods..................................      9
                          Market Value Adjustment............................     10
                     Section 3: What Kind of Payments Will I Receive During
                      the Income Phase? (Annuitization)......................     11
                          Payment Provisions.................................     11
                              Option 1: Annuity Payments for a Fixed
                               Period........................................     11
                              Option 2: Life Annuity with 120 Payments (10
                               Years)........................................     11
                              Option 3: Interest Payment Option..............     11
                              Option 4: Other Annuity Options................     11
                              Tax Considerations.............................     12
                     Section 4: What is the Death Benefit?...................     13
                          Beneficiary........................................     13
                          Calculation of the Death Benefit...................     13
                          Joint Ownership Rules..............................     13
                     Section 5: How Can I Purchase a Strategic Partners
                      Horizon Annuity Contract?..............................     14
                          Purchase Payment...................................     14
                          Allocation of Purchase Payment.....................     14
                     Section 6: What are the Expenses Associated with the
                      Strategic Partners Horizon Annuity Contract?...........     15
                          Withdrawal Charge..................................     15
                          Waiver of Withdrawal Charge for Critical Care......     16
                          Taxes Attributable to Premium......................     16
                     Section 7: How Can I Access My Money?...................     17
                          Automated Withdrawals..............................     17
                     Section 8: What are the Tax Considerations Associated
                      with the Strategic Partners Horizon Annuity
                      Contract?..............................................     18
                          Contracts Owned by Individuals (Not Associated with
                          Tax Favored Retirement Plans)......................     18
                          Contracts Held by Tax Favored Plans................     19
                     Section 9: Other Information............................     25
                          Pruco Life Insurance Company.......................     25
                          Sale and Distribution of the Contract..............     25
                          Assignment.........................................     26
                          Householding.......................................     26
                          Litigation.........................................     26
                          Indemnification....................................     26
                          Market-Value Adjustment Formula....................     28
                          IRA Disclosure Statement...........................     32

PART I SUMMARY
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STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS

                                                                          PART I
STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SUMMARY

GLOSSARY
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WE HAVE TRIED TO MAKE THIS PROSPECTUS AS EASY TO READ AND UNDERSTAND AS POSSIBLE. BY THE NATURE OF THE CONTRACT, HOWEVER, CERTAIN TECHNICAL WORDS OR TERMS ARE UNAVOIDABLE. WE HAVE IDENTIFIED THE FOLLOWING AS SOME OF THE KEY WORDS OR TERMS. OTHER DEFINED TERMS ARE SET FORTH IN YOUR CONTRACT.

ACCUMULATION PHASE

The period that begins with the contract date (see below definition) and ends when you start receiving income payments or earlier if the contract is terminated through a full withdrawal or payment of a death benefit.

ADJUSTED CONTRACT VALUE


When you begin receiving income payments, the value of your contract minus any charge we impose for premium taxes, adjusted for any market value adjustment.


ANNUITANT

The person whose life determines the amount of income payments that will be paid. If, upon the death of the annuitant, there is no surviving co-annuitant, and the owner is not the annuitant, then the owner becomes the annuitant.

ANNUITY DATE

The date when income payments are scheduled to begin.

BENEFICIARY

The person(s) or entity you have chosen to receive a death benefit.

CO-ANNUITANT

The person shown on the contract data pages who becomes the annuitant upon the death of the annuitant before the annuity date. No co-annuitant may be designated if the owner is a non-natural person.

CONTRACT DATE

The date we receive your purchase payment and all necessary paperwork in good order at the Prudential Annuity Service Center. Contract anniversaries are measured from the contract date. A contract year starts on the contract date or on a contract anniversary.

CONTRACT OWNER, OWNER OR YOU

The person entitled to the ownership rights under the contract.

CONTRACT SURRENDER VALUE

This is the total value of your contract adjusted by any market-value adjustment, minus any withdrawal charge(s) and premium taxes.

CONTRACT VALUE

The total value of the amount in a contract allocated to a guarantee period as of a particular date.

DEATH BENEFIT


If the sole owner or first to die of the joint owners dies, the designated person(s) or the beneficiary will receive the contract value as the death benefit. If the contract is owned by an entity (e.g. a corporation or trust), rather than by an individual, then we will pay the death benefit upon the death of the annuitant. See "What is the Death Benefit?" on page 13.


GUARANTEE PERIOD

A period of time during which your invested purchase payment earns interest at the declared rate. We currently make available guarantee periods equal to any or all of the following: 1 year (currently available only as a renewal option), 3 years, 5 years, 7 years, and 10 years.

INCOME OPTIONS

Options under the contract that define the frequency and duration of income payments. In your contract, these are referred to as payout or annuity options.

INVESTED PURCHASE PAYMENT

Your purchase payment (which we define below) less any deduction we make for any premium or other tax charge. In addition to the initial invested purchase payment, we allow you to make additional purchase payments during the 30 days preceding the end of a guarantee period.

JOINT OWNER

The person named as the joint owner, who shares ownership rights with the owner as defined in the contract. Joint owners may be spouses, but are not required to be spouses.

PRUDENTIAL ANNUITY SERVICE CENTER

For general correspondence: P.O. Box 7960, Philadelphia, PA, 19101. For express overnight mail: 2101 Welsh Road, Dresher, PA 19025. The phone number is (888) PRU-2888. Prudential's Web site is www.prudential.com.

PURCHASE PAYMENT

The amount of money you pay us to purchase the contract, as well as any additional payment you make.

TAX DEFERRAL

This is a way to increase your assets without currently being taxed. You do not pay taxes on your contract earnings until you take money out of your contract.

                                                                          PART I
STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SUMMARY

SUMMARY OF SECTIONS 1-9
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FOR A MORE COMPLETE DISCUSSION OF THE FOLLOWING TOPICS, SEE THE CORRESPONDING
SECTION IN THE PROSPECTUS.

SECTION 1
WHAT IS THE STRATEGIC PARTNERS HORIZON ANNUITY?

This market value adjusted annuity contract, offered by Pruco Life, is a contract between you, as the owner, and us. The contract is intended for retirement savings or other long-term investment purposes and provides a death benefit and guaranteed income options.

   While your money remains in the contract for the full guarantee period, your principal amount is guaranteed and the interest amount that your money will earn is guaranteed by us to always be at least 3%. Payments allocated to the contract are held as a separate pool of assets, but the income, gains or losses experienced by these assets are not directly credited or charged against the contracts. As a result, the strength of our guarantees under the contract are based on the overall financial strength of Pruco Life.

   The contract, like all deferred annuity contracts, has two phases: the accumulation phase and the income phase. During the accumulation phase, earnings grow on a tax-deferred basis and are taxed as income when you make a withdrawal. The income phase starts when you begin receiving regular payments from your contract. The amount of money you are able to accumulate in your contract during the accumulation phase will help determine the amount of the payments you will receive during the income phase. Other factors will affect the amount of your payments such as age, gender and the payout option you selected.

   Free Look. If you change your mind about owning Strategic Partners Horizon Annuity, you may cancel your contract within 10 days after receiving it (or whatever time period is required in the state where the contract was issued).

SECTION 2
WHAT GUARANTEE PERIODS CAN I CHOOSE?

You can allocate your initial purchase payment to one of the guarantee periods available under the contract. We have the right under the contract to offer one or more of the following guarantee periods: 1 year (currently available only as a renewal option), 3 years, 5 years, 7 years, or 10 years, and we may offer other guarantee periods in the future. At any time, we may offer any or all of these guarantee periods. You may not allocate your purchase payment to more than one guarantee period.

SECTION 3
WHAT KIND OF PAYMENTS WILL I RECEIVE DURING THE INCOME PHASE? (ANNUITIZATION)

If you want to receive regular income from your annuity, you can choose one of several options, including guaranteed payments for the annuitant's lifetime. Once you begin receiving regular payments, you cannot change your payment plan.

SECTION 4
WHAT IS THE DEATH BENEFIT?

If the sole owner or the first of the joint owners dies, the designated person(s) or the beneficiary will receive the contract value as the death benefit. If the contract is owned by an entity (e.g., a corporation or trust), rather than by an individual, then we will pay the death benefit upon the death of the annuitant.

SECTION 5
HOW CAN I PURCHASE A STRATEGIC PARTNERS HORIZON ANNUITY CONTRACT?

You can purchase this contract, under most circumstances, with a minimum purchase payment of $5,000. We allow you to make additional purchase payments only during the 30 days immediately preceding the end of a guarantee period. Your representative can help you fill out the proper forms.

SUMMARY OF SECTIONS 1-9 CONTINUED
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                                                                          PART I
STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SUMMARY

SECTION 6
WHAT ARE THE EXPENSES ASSOCIATED WITH THE STRATEGIC PARTNERS HORIZON ANNUITY CONTRACT?

There are a few states/jurisdictions that assess a premium tax when you begin receiving regular income payments from your annuity. In those states, we will impose the required premium tax charge which can range up to 3.5%.

   During the accumulation phase, if you withdraw money, you may have to pay a withdrawal charge on all or part of the withdrawal. The withdrawal charge that we impose depends on the guarantee period from which you are withdrawing your money. The withdrawal charge ranges from 0% to 7%. You also will be subject to a market value adjustment if you make a withdrawal prior to the end of a guarantee period.

SECTION 7
HOW CAN I ACCESS MY MONEY?


You may take money out at any time during the accumulation phase. If you do so, however, you may be subject to income tax and, if you make a withdrawal prior to age 59 1/2, an additional tax penalty as well. Each contract year after the first, you may withdraw without charge, an amount equal to the interest you earned during the previous contract year. Withdrawals greater than that amount will be subject to a withdrawal charge. A market-value adjustment may also apply.


SECTION 8
WHAT ARE THE TAX CONSIDERATIONS ASSOCIATED WITH THE STRATEGIC PARTNERS HORIZON ANNUITY CONTRACT?


Your earnings are not taxed until withdrawn. If you take money out during the accumulation phase, earnings are withdrawn first and are taxed as ordinary income. If you are younger than age 59 1/2 when you take money out, you may be charged a 10% federal tax penalty on the earnings in addition to ordinary taxation. A portion of the payments you receive during the income phase is considered a partial return of your original investment. As a result, that portion of each payment is not taxable as income. Generally, all amounts withdrawn from IRA contracts (excluding Roth IRAs) are fully taxable and subject to the 10% penalty if withdrawn prior to age 59 1/2.


SECTION 9
OTHER INFORMATION


This contract is issued by Pruco Life, a subsidiary of The Prudential Insurance Company of America and sold by registered representatives.


RISK FACTORS


There are various risks associated with the purchase of the Strategic Partners Horizon Annuity that we summarize below.



   ISSUER RISK. Your Horizon Annuity is issued by Pruco Life, and thus is backed by the financial strength of that company. If Pruco Life were to experience significant financial adversity, it is possible that Pruco Life's ability to pay interest and principal under the Strategic Partner Horizon Annuity could be impaired.



   RISKS RELATED TO CHANGING INTEREST RATES. You do not participate directly in the investment experience of the bonds and other instruments that Pruco Life holds to support the Strategic Partner Horizon Annuity. Nonetheless, the market value adjustment formula (which is detailed in the appendix to this prospectus) reflects the effect that prevailing interest rates have on those bonds and other instruments. If you need to withdraw your money during a period in which prevailing interest rates have risen above their level when you made your purchase, you will experience a "negative" market value adjustment. When we impose this market value adjustment, it could result in the loss of both the interest you have earned and a portion of your purchase payments. Thus, before you commit to a particular guarantee period, you should consider carefully whether you have the ability to remain in the contract throughout the guarantee period. In addition, we cannot, of course, assure you that the Strategic Partners Horizon Annuity will perform better than another investment that you might have made.



   RISKS RELATED TO THE WITHDRAWAL CHARGE. We impose withdrawal charges that range as high as 7%. If you anticipate needing to withdraw your money prior to the end of a guarantee period, you should be prepared to pay the withdrawal charge that we will impose.

PART II SECTIONS 1-9
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STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS

                                                                         PART II
STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9

        1:
WHAT IS THE STRATEGIC PARTNERS HORIZON

        ANNUITY?
--------------------------------------------------------------------------------

THE STRATEGIC PARTNERS HORIZON ANNUITY IS A CONTRACT BETWEEN YOU, THE OWNER, AND US, THE INSURANCE COMPANY, PRUCO LIFE INSURANCE COMPANY (PRUCO LIFE, WE OR US).

Under our contract or agreement, in exchange for your payment to us, we promise to pay you a guaranteed income stream that can begin any time after the second contract anniversary. This time period may differ in certain states. Your annuity is in the accumulation phase until you decide to begin receiving annuity payments. The date you begin receiving annuity payments is the annuity date. On the annuity date, your contract switches to the income phase.

   This annuity contract benefits from tax deferral. Tax deferral means that you are not taxed on earnings or appreciation on the assets in your contract until you withdraw money from your contract.

   Strategic Partners Horizon Annuity allows you to allocate a purchase payment to one of several guarantee periods that we offer at the time. As the owner of the contract, you have all of the decision-making rights under the contract. You will also be the annuitant unless you designate someone else. The owner is the person upon whose death during the accumulation phase, the death benefit generally is payable. The annuitant is the person whose life is used to determine the amount of annuity payments and how long the payments will continue. On and after the annuity date, the annuitant may not be changed.

   The beneficiary is the person(s) or entity designated to receive any death benefit if the owner (or first to die of joint owners) dies during the accumulation phase. You may change the beneficiary any time prior to the annuity date by making a written request to us. Your request becomes effective when we approve it.

SHORT TERM CANCELLATION RIGHT OR "FREE LOOK"

If you change your mind about owning Strategic Partners Horizon Annuity, you may cancel your contract within 10 days after receiving it (or whatever period is required by applicable law). You can request a refund by returning the contract either to the representative who sold it to you, or to the Prudential Annuity Service Center at the address shown on the first page of this prospectus. You will receive, depending on applicable state law:

-  Your full purchase payment; or


-  The amount your contract is worth as of the day we receive your request,



less any applicable federal and state income tax withholding.


We impose neither a withdrawal charge nor any market value adjustment if you cancel your contract under this provision.

                                                                         PART II
STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9

        2:
WHAT GUARANTEE PERIODS

        CAN I CHOOSE?
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THE CONTRACT GIVES YOU THE CHOICE OF ALLOCATING YOUR PURCHASE PAYMENT TO ONE OF THE GUARANTEE PERIODS THAT WE ARE OFFERING AT THE TIME.

GUARANTEE PERIODS

Under each Strategic Partners Horizon Annuity contract, we have the right to offer one or more of several guarantee periods. These guarantee periods are 1 year (currently available only as a renewal option), 3 years, 5 years, 7 years, or 10 years in length. In the future, we may offer other guarantee periods on substantially the same terms as described in this prospectus. We are not obligated to offer more than one guarantee period at any time. We will apply your purchase payment to the guarantee period you have chosen. You must allocate all of your initial purchase payment to a single guarantee period.

   We declare the interest rate for each available guarantee period periodically, but we guarantee that we will declare no less than 3% interest with respect to any guarantee period. You will earn interest on your invested purchase payment at the rate that we have declared for the guarantee period you have chosen.

   In addition to the basic interest, we also may pay additional interest with respect to guarantee periods other than the one year and three year periods. The amount of the additional interest varies according to the amount of your purchase payment. Specifically, we will pay additional interest equal to 0.50% annually for a purchase payment of $25,000 to $74,999, and 1.00% annually for a purchase payment of $75,000 or more.


   If we grant additional interest to you, you will earn that interest only during the first year of your contract (and, in most states, during the first year of the initial renewal guarantee period, other than the one and three year periods). We are not obligated to offer this additional interest continuously, meaning that we reserve the right to offer additional interest only during limited time periods of our choosing. We also reserve the right to change the amount of the additional interest.


   We express interest rates as annual rates, although we credit interest within each guarantee period on a daily basis. The daily interest that we credit is equal to the pro rated portion of the interest that would be earned on an annual basis. We credit interest from the business day on which your purchase payment is received in good order at the Prudential Annuity Service Center until the earliest to occur of any of the following events: (a) full surrender of the Contract, (b) commencement of annuity payments or settlement, (c) cessation of the guarantee period, or (d) death of the first to die of the owner and joint owner (or annuitant, for entity-owned contracts).

   During the 30 day period immediately preceding the end of a guarantee period, we allow you to do any of the following, without the imposition of the withdrawal charge or market value adjustment: (a) surrender the contract, in whole or in part, (b) allocate the contract value to another guarantee period available at that time (provided that the new guarantee period ends prior to the contract anniversary next following the annuitant's 95th birthday and that you reinvest at least $2,000), or (c) apply the adjusted contract value to the annuity or settlement option of your choice. If we do not receive instructions from you concerning the disposition of the contract value in your maturing guarantee period, we will reinvest the contract value in a guarantee period having the same duration as the guarantee period that matured (provided that the new guarantee period ends prior to the contract anniversary next following the annuitant's 95th birthday and that you reinvest at least $2,000). If any available new guarantee period would end on or after the contract anniversary next following the annuitant's 95th birthday, or if the annuitant is 91 years old at the end of the guarantee period, then we will make only the one year guarantee period available as the renewal period. We will not impose a withdrawal charge on amounts you withdraw from the one year guarantee period described in the immediately preceding sentence, although such a withdrawal would be subject to a market value adjustment.

        2:
WHAT GUARANTEE PERIODS CAN I CHOOSE? CONTINUED

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                                                                         PART II
STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9

MARKET VALUE ADJUSTMENT


When you allocate a purchase payment to a guarantee period, we use that money to buy and sell securities and other instruments to support our obligation to pay interest. Generally, we buy bonds for this purpose. The duration of the bonds and other instruments that we buy with respect to a particular guarantee period is influenced significantly by the length of the guarantee period. Thus, for example, we typically would acquire longer-duration bonds with respect to the 10 year guarantee period than we do for the 3 year guarantee period. The value of these bonds is affected by changes in interest rates, among other factors. The market value adjustment that we assess against your contract value if you withdraw prior to the end of a guarantee period involves our attributing to you a portion of our investment experience on these bonds and other instruments. For example, if you make a full withdrawal when interest rates have risen since the time of your investment, the bonds and other investments in the guarantee period likely would have decreased in value, meaning that we would impose a "negative" market value adjustment on you (i.e., one that results in a reduction of the withdrawal proceeds that you receive). For a partial withdrawal, we would deduct a negative market value adjustment from your remaining contract value. Conversely, if interest rates have decreased, the market value adjustment could be positive.


   Other things you should know about the market value adjustment include the following:

- We determine the market value adjustment according to a mathematical formula, which is set forth at the end of this prospectus under the heading "Market-Value Adjustment Formula." In that section of the prospectus, we also provide hypothetical examples of how the formula works.


- A negative market value adjustment could cause you to lose not only the interest you have earned but also a portion of your principal.


- You may withdraw, without the imposition of any market value adjustment, an amount equal to the interest earned under your contract during the immediately preceding contract year.


- In addition to imposing a market value adjustment on withdrawals, we also will impose a market value adjustment on the contract value you apply to an annuity or settlement option, except if you annuitize during the 30 day period preceding the end of a guarantee period (See Section 3 for details).


   YOU SHOULD REALIZE, HOWEVER, THAT APART FROM THE MARKET VALUE ADJUSTMENT, THE VALUE OF THE BENEFITS UNDER YOUR CONTRACT DOES NOT DEPEND ON THE INVESTMENT PERFORMANCE OF THE BONDS AND OTHER INSTRUMENTS THAT WE HOLD WITH RESPECT TO YOUR GUARANTEE PERIOD. APART FROM THE EFFECT OF ANY MARKET VALUE ADJUSTMENT, WE DO NOT PASS THROUGH TO YOU THE GAINS OR LOSSES ON THE BONDS AND OTHER INSTRUMENTS THAT WE HOLD IN CONNECTION WITH A GUARANTEE PERIOD.

                                                                         PART II
STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9

        3:

WHAT KIND OF PAYMENTS WILL I RECEIVE DURING THE

        INCOME PHASE? (ANNUITIZATION)
--------------------------------------------------------------------------------

PAYMENT PROVISIONS

We can begin making annuity payments any time after the second contract anniversary. (This time period may differ in certain states.) Annuity payments must begin no later than the contract anniversary next following the annuitant's 95th birthday. If you begin annuity payments or commence Option 3 at a time other than the 30 day period prior to the end of a guarantee period, then:

- We will impose both a withdrawal charge and a market value adjustment if you choose an annuity option with a fixed period of fewer than 10 years or Option
   3. (If your adjusted contract value is allocated to the one year guarantee period, we will impose only a market value adjustment).


- We will impose a market value adjustment, but not a withdrawal charge, if you choose a life annuity or an annuity option with a fixed period of at least 10 years.


   We make the income plans described below available before the annuity date. These plans are called annuity options. You must choose an annuity option at least 30 days in advance of the annuity date. If you do not, we will select Option 2 below on your behalf unless prohibited by applicable law. During the income phase, all of the annuity options under this contract are fixed annuity options. GENERALLY, ONCE THE ANNUITY PAYMENTS BEGIN, THE ANNUITY OPTION CANNOT BE CHANGED AND YOU CANNOT MAKE WITHDRAWALS.

   If the annuitant dies or assigns the contract, and the new annuitant is older than the original annuitant, then the annuity date will be based on the new annuitant's age. If the annuitant dies or assigns the contract, and the new annuitant is younger than the original annuitant, then the annuity date will remain unchanged. In no event, however, may an original or revised annuity date be later than the contract anniversary next following the annuitant's 95th birthday.

OPTION 1
ANNUITY PAYMENTS FOR A FIXED PERIOD

Under this option, we will make equal payments for the period chosen, up to 25 years (but no less than 5 years). The annuity payments may be made monthly, quarterly, semi-annually, or annually for as long as the annuitant is alive. If the annuitant dies during the income phase, a lump sum payment generally will be made to the beneficiary. The amount of the lump sum payment is determined by calculating the present value of the unpaid future payments. This is done by using the interest rate used to compute the actual payments. The interest rate used will always be at least 3.0% a year.

OPTION 2
LIFE ANNUITY WITH 120 PAYMENTS (10 YEARS)

Under this option, we will make annuity payments monthly, quarterly, semi-annually, or annually as long as the annuitant is alive. If the annuitant dies before we have made 10 years worth of payments, we will pay the beneficiary the present value of the remaining annuity payments in one lump sum unless we were specifically instructed that the remaining annuity payments continue to be paid to the beneficiary. The present value of the remaining annuity payments is calculated by using the interest rate used to compute the amount of the original payments. The interest rate used will always be at least 3.0% a year.

OPTION 3
INTEREST PAYMENT OPTION

Under this option, we will credit interest on the adjusted contract value until you request payment of all or part of the adjusted contract value. We can make interest payments on a monthly, quarterly, semiannual, or annual basis or allow the interest to accrue on your contract assets. Under this option, we will pay you interest at an effective rate of at least 1.50% a year. This option may not be available in all states, and is not available if you hold your contract in an IRA.

OPTION 4
OTHER ANNUITY OPTIONS

We currently offer a variety of other annuity options not described above. At the time annuity payments are chosen, we may make available to you any of the fixed annuity options that are offered at your annuity date.

        3:

WHAT KIND OF PAYMENTS WILL I RECEIVE DURING THE INCOME PHASE? (ANNUITIZATION) CONTINUED
--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9

TAX CONSIDERATIONS


If your contract is held under a tax-favored plan, as discussed on page 20, you should consider the minimum distribution requirements mentioned on page 22 when selecting your annuity option.


   For certain contracts held in connection with "qualified" retirement plans (such as a Section 401(k) plan), please note that if you are married at the time your payments commence, you may be required by federal law to choose an income option that provides at least a 50 percent joint and survivor annuity to your spouse, unless your spouse waives that right. Similarly, if you are married at the time of your death, federal law may require all or a portion of the death benefit to be paid to your spouse, even if you designated someone else as your beneficiary. For more information, consult the terms of your retirement arrangement.

                                                                         PART II
STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9

        4:

WHAT IS THE

        DEATH BENEFIT?
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THE DEATH BENEFIT FEATURE PROTECTS THE VALUE OF THE CONTRACT FOR THE
BENEFICIARY.

BENEFICIARY

The beneficiary is the person(s) or entity you name to receive any death benefit. The beneficiary is named at the time the contract is issued, unless you change it at a later date. Unless an irrevocable beneficiary has been named, you can change the beneficiary at any time before the owner or last surviving owner dies.

CALCULATION OF THE DEATH BENEFIT

If the owner (or first to die of the owner and joint owner) dies during the accumulation phase, we will, upon receiving appropriate proof of death and any other needed documentation ("due proof of death"), pay a death benefit to the beneficiary designated by the contract owner. If the contract is owned by an entity (e.g., a corporation or trust), rather than by an individual, then we will pay the death benefit upon the death of the annuitant. We require due proof of death to be submitted promptly. The beneficiary will receive a death benefit equal to the contract value as of the date that due proof of death is received in good order at the Prudential Annuity Service Center.

   Instead of asking us to pay a death benefit, the surviving spouse may opt to continue the contract, as discussed below. Generally, we impose no withdrawal charge or market value adjustment when we pay the death benefit.

JOINT OWNERSHIP RULES

   If the contract has an owner and a joint owner and they are spouses, then upon the first to die of the owner and joint owner, the surviving spouse has the choice of the following:

- The contract can continue, with the surviving spouse as the sole owner of the contract; or

- The surviving spouse can receive the death benefit and the contract will end. If the surviving spouse wishes to receive the death benefit, he or she must make that choice within the first 60 days following our receipt of due proof of death. Otherwise, the contract will continue with the surviving spouse as the sole owner.

   If the contract has an owner and a joint owner, and they are not spouses, the contract will not continue. Instead, the beneficiary will receive the death benefit.

   The payout options are:

   Choice 1. Lump sum.

   Choice 2. Payment of the entire death benefit within 5 years of the date of death of the first to die. Under this choice, we will impose a market value adjustment upon any withdrawal made during the 5 year period (unless the withdrawal is made during the 30 day period immediately preceding the end of a guarantee period).

   Choice 3. Payment under an annuity or settlement option over the lifetime of the beneficiary or over a period not extending beyond the life expectancy of the beneficiary with distribution beginning within one year of the date of death of the first to die.


   This contract is subject to special tax rules that govern the required distributions upon the death of the owner or joint owner. See "What are the Tax Considerations Associated with the Strategic Partners Horizon Annuity Contract?" section beginning on page 18.

                                                                         PART II
STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9

        5:

HOW CAN I PURCHASE A STRATEGIC PARTNERS HORIZON

        ANNUITY CONTRACT?
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PURCHASE PAYMENT

A purchase payment is the amount of money you give us to purchase the contract. The minimum initial purchase payment is $5,000. You must get our prior approval for any purchase payment over $5 million. You can allocate subsequent purchase payments to a guarantee period only during the 30 day period immediately preceding the end of a guarantee period, provided that any such purchase payment is at least $1,000.

   Generally, your initial purchase payment consists of a single sum. However, with respect to an exchange or roll-over, your purchase payment can consist of multiple sums that you identify at the time of application. With respect to the latter:

- we will aggregate each sum for purposes of computing the amount of any additional interest that we pay on each sum; and

- each sum will earn interest only from the business day on which it is received in good order at the Prudential Annuity Service Center until the end of the guarantee period.


   We generally will sell you a contract only if the eldest of the owner, any joint owner, annuitant, and any co-annuitant is 85 or younger on the date that the application is signed.


ALLOCATION OF PURCHASE PAYMENT

When you purchase a contract, we will allocate your invested purchase payment to the guarantee period of your choosing, provided that we are offering that guarantee period at the time. You must allocate all of your initial purchase payment to a single guarantee period. Likewise, any subsequent purchase payment you make during the 30 day period immediately preceding the end of a guarantee period will be consolidated with your existing contract value, and the total will be allocated to a single guarantee period of your choosing.

                                                                         PART II
STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9

        6:
WHAT ARE THE EXPENSES ASSOCIATED WITH THE STRATEGIC PARTNERS
        HORIZON  ANNUITY  CONTRACT?
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THERE ARE CHARGES ASSOCIATED WITH THE CONTRACT THAT MAY REDUCE THE RETURN ON YOUR INVESTMENT. THESE CHARGES AND EXPENSES ARE DESCRIBED BELOW.

WITHDRAWAL CHARGE

The withdrawal charge is for the payment of the expenses involved in selling and distributing the contracts, including sales commissions, printing of prospectuses, sales administration, preparation of sales literature and other promotional activities.


   You may surrender your contract in whole or in part while the guarantee period remains in effect. If you do so, however, you will be subject to (a) a possible withdrawal charge, (b) a market value adjustment (which we discussed in Section 2 above) and (c) possible tax penalties. After the first contract year, you may withdraw, without the imposition of any withdrawal charge or market value adjustment, an amount equal to the interest earned under your contract during the immediately preceding contract year. When we calculate the withdrawal charge and market value adjustment, we first take into account any available charge-free amount. We impose a withdrawal charge and market value adjustment only after that amount has been exhausted. In addition, we do not impose either a withdrawal charge or a market value adjustment on amounts you withdraw under the Contract's minimum distribution option to satisfy Internal Revenue Service minimum distribution requirements.


   If you make a full withdrawal, we will deduct the withdrawal charge from the proceeds that we pay to you. If you make a partial withdrawal, we will deduct the withdrawal charge from the contract value remaining in the guarantee period. We calculate the withdrawal charge after we have given effect to any market value adjustment.


   The withdrawal charge that we impose is equal to a specified percentage of the contract value withdrawn that is in excess of the charge-free amount described above. With respect to the initial guarantee period, the withdrawal charge is based on the number of contract anniversaries that have elapsed since the contract date. If permitted by state law, the below withdrawal charge schedule is reinstated during your first, renewal guarantee period, and the contract anniversaries set out in the table below also refer to contract anniversaries within the first, renewal guarantee period. No withdrawal charges apply to any guarantee period that you choose subsequent to your first, renewal guarantee period. Moreover, we impose no withdrawal charge on withdrawals from any one year guarantee period. The withdrawal charge generally is equal to the following, if the contract is issued (or the initial renewal guarantee period is selected) by an owner who is 84 or younger at that time:


NUMBER OF CONTRACT ANNIVERSARIES SINCE
  CONTRACT DATE (AND START OF FIRST
      RENEWAL GUARANTEE PERIOD)         WITHDRAWAL CHARGE
--------------------------------------  -----------------
                   0                           7%
                   1                           7%
                   2                           7%
                   3                           6%
                   4                           5%
                   5                           5%
                   6                           4%
                   7                           3%
                   8                           2%
                   9                           1%
                  10                           0%

   As specified in the contract, we reduce withdrawal charges (from what is depicted above) if the owner is 85 or older. There is a separate withdrawal charge schedule applicable to each of ages 85, 86, 87, 88, 89 and 90. With certain exceptions, the withdrawal charge at any contract anniversary declines by 1% from one age to the next successive age, at such older ages. Some or all of the guarantee periods that we offer at any given time will be shorter than the time periods indicated immediately above. As such, the length of the guarantee period that you have selected, in and of itself, may prevent you from taking advantage of the decreasing withdrawal charges depicted above. For example, if you choose a three year guarantee period,

        6:

WHAT ARE THE EXPENSES ASSOCIATED WITH THE STRATEGIC PARTNERS HORIZON ANNUITY CONTRACT? CONTINUED
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                                                                         PART II
STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9


you would not be able to take advantage of the lower withdrawal charges that would have been available in subsequent contract years. If a withdrawal is effective on the day before a contract anniversary, the withdrawal charge percentage will be that as of the next following contract anniversary. The withdrawal charge applicable to contracts issued in certain states differs slightly from what we describe above -- check your contract for complete details.


WAIVER OF WITHDRAWAL CHARGE FOR CRITICAL CARE

We will allow you to withdraw money from the contract, and will waive any withdrawal charge and market value adjustment, if the owner or joint owner (if applicable) becomes confined to an eligible nursing home or hospital for a period of at least three consecutive months after the contract was purchased. You would need to provide us with proof of the confinement. If a physician has certified that the owner or joint owner is terminally ill (has twelve months or less to live) there will be no charge imposed for withdrawals nor any market value adjustment. Critical Care Access is not available in all states.

TAXES ATTRIBUTABLE TO PREMIUM

There are federal, state and local premium based taxes applicable to your purchase payment. We are responsible for the payment of these taxes and may make a deduction from the value of the contract to pay some or all of these taxes. Some of these taxes are due when the contract is issued, others are due when the annuity payments begin. It is our current practice not to deduct a charge for state premium taxes until annuity payments begin. In the states that impose a premium tax, the current rates range up to 3.5%. It is also our current practice not to deduct a charge for the federal deferred acquisition costs paid by us that are based on premium received. However, we reserve the right to charge the contract owner in the future for any such deferred acquisition costs and any federal, state or local income, excise, business or any other type of tax measured by the amount of premium received by us.

                                                                         PART II
STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9

        7:

HOW CAN I ACCESS

        MY MONEY?
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You can take money out at any time during the accumulation phase. If you do so, however, you may be subject to income tax and, if the withdrawal is prior to your attaining age 59 1/2, an additional tax penalty. You will need our consent to make a partial withdrawal if the requested withdrawal is less than $250. During the accumulation phase, we generally have the right to terminate your contract and pay you the contract value if the current contract value is less than $2,000 and certain other conditions apply.

   INCOME TAXES, TAX PENALTIES, AND CERTAIN RESTRICTIONS MAY APPLY TO ANY WITHDRAWAL YOU MAKE. FOR A MORE COMPLETE EXPLANATION, SEE SECTION 8 OF THIS PROSPECTUS.

AUTOMATED WITHDRAWALS

We offer an automated withdrawal feature. This feature enables you to receive periodic withdrawals in monthly, quarterly, semiannual, or annual intervals. We will process your withdrawal at the end of the business day at the intervals you specify. We will continue at these intervals until you tell us otherwise. We reserve the right to cease paying automated withdrawals if paying any such withdrawal would cause the contract value to be less than $2,000.

   The minimum automated withdrawal amount you can make is $100. Withdrawal charges, and a market value adjustment, may apply to any automated withdrawal you make.


   INCOME TAXES, TAX PENALTIES, WITHDRAWAL CHARGES, AND A MARKET VALUE ADJUSTMENT MAY APPLY TO AUTOMATED WITHDRAWALS. FOR A MORE COMPLETE DISCUSSION, SEE SECTION 8 OF THIS PROSPECTUS.

                                                                         PART II
STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9

        8:

WHAT ARE THE TAX CONSIDERATIONS ASSOCIATED WITH THE STRATEGIC PARTNERS

        HORIZON ANNUITY CONTRACT?
--------------------------------------------------------------------------------

The tax considerations associated with the Strategic Partners Horizon Annuity contract vary depending on whether the contract is (i) owned by an individual and not associated with a tax-favored retirement plan, or (ii) held under a tax-favored retirement plan. We discuss the tax considerations for these categories of contracts below. The discussion is general in nature and describes only federal income tax law (not state or other tax laws). It is based on current law and interpretations, which may change. It is not intended as tax advice. A tax adviser should be consulted for complete information and advice.

CONTRACTS OWNED BY INDIVIDUALS (NOT ASSOCIATED WITH TAX FAVORED RETIREMENT
PLANS)

TAXES PAYABLE BY YOU

We believe the contract is an annuity contract for tax purposes. Accordingly, as a general rule, you should not pay any tax until you receive money under the contract.

   Generally, annuity contracts issued by the same company (and affiliates) to you during the same calendar year must be treated as one annuity contract for purposes of determining the amount subject to tax under the rules described below.

TAXES ON WITHDRAWALS AND SURRENDER

If you make a withdrawal from your contract or surrender it before annuity payments begin, the amount you receive will be taxed as ordinary income, rather than as return of purchase payments, until all gain has been withdrawn. You will generally be taxed on any withdrawal from a contract while you are alive even if the withdrawal is paid to someone else.

   If you assign or pledge all or part of your contract as collateral for a loan, the part assigned will be treated as a withdrawal. Also, if you elect the interest payment option, you will be treated, for tax purposes, as surrendering your contract.

   If you transfer your contract for less than full consideration, such as by gift, you will trigger tax on the gain in the contract. This rule does not apply if you transfer the contract to your spouse or under most circumstances if you transfer the contract incident to divorce.

TAXES ON ANNUITY PAYMENTS

A portion of each annuity payment you receive will be treated as a partial return of your purchase payments and will not be taxed. The remaining portion will be taxed as ordinary income. Generally, the nontaxable portion is determined by multiplying the annuity payment you receive by a fraction, the numerator of which is your purchase payments (less any amounts previously received tax-free) and the denominator of which is the total expected payments under the contract.

   After the full amount of your purchase payments have been recovered tax-free, the full amount of the annuity payments will be taxable. If annuity payments stop due to the death of the annuitant before the full amount of your purchase payments have been recovered, a tax deduction may be allowed for the unrecovered amount.

TAX PENALTY ON WITHDRAWALS AND ANNUITY PAYMENTS

Any taxable amount you receive under your contract may be subject to a 10 percent tax penalty. Amounts are not subject to this tax penalty if:

-  the amount is paid on or after you reach age 59 1/2 or die;

-  the amount received is attributable to your becoming disabled;

- the amount paid or received is in the form of level annuity payments not less frequently than annually under a lifetime annuity; and

- the amount received is paid under an immediate annuity contract (in which annuity payments begin within one year of purchase).

   If you modify the lifetime annuity payment stream (other than as a result of death or disability) before you reach age 59 1/2 (or before the end of the five year period beginning with the first payment and ending after you reach age
59 1/2), your tax for the year of modification will be increased by the penalty tax that

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                                                                         PART II
STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9

would have been imposed without the exception, plus interest for the deferral.

TAXES PAYABLE BY BENEFICIARIES

The death benefit is subject to income tax to the extent the distribution exceeds the adjusted basis in the contract and the full value of the death benefit is included in the owner's estate.

   Generally, the same tax rules apply to amounts received by your beneficiary as those set forth above with respect to you. The election of an annuity payment option instead of a lump sum death benefit may defer taxes. Certain minimum distribution requirements apply upon your death, as discussed further below.

REPORTING AND WITHHOLDING ON DISTRIBUTIONS

Taxable amounts distributed from your annuity contracts are subject to federal and state income tax reporting and withholding. In general, we will withhold federal income tax from the taxable portion of such distribution based on the type of distribution. In the case of an annuity or similar periodic payment, we will withhold as if you are a married individual with 3 exemptions unless you designate a different withholding status. In the case of all other distributions, we will withhold at a 10% rate. You may generally elect not to have tax withheld from your payments. An election out of withholding must be made on forms that we provide.

   State income tax withholding rules vary and we will withhold based on the rules of your State of residence. Special tax rules apply to withholding for nonresident aliens, and we generally withhold income tax for nonresident aliens at a 30% rate. A different withholding rate may be applicable to a nonresident alien based on the terms of an existing income tax treaty between the United States and the nonresident alien's country.

   Regardless of the amount withheld by us, you are liable for payment of federal and state income tax on the taxable portion of annuity distributions. You should consult with your tax advisor regarding the payment of the correct amount of these income taxes and potential liability if you fail to pay such taxes.

ANNUITY QUALIFICATION

   REQUIRED DISTRIBUTIONS UPON YOUR DEATH -- Upon your death (or the death of a joint owner, if earlier), certain distributions must be made under the contract. The required distributions depend on whether you die on or before you start taking annuity payments under the contract or after you start taking annuity payments under the contract.

   If you die on or after the annuity date, the remaining portion of the interest in the contract must be distributed at least as rapidly as under the method of distribution being used as of the date of death.

   If you die before the annuity date, the entire interest in the contract must be distributed within 5 years after the date of death. However, if an annuity payment option is selected by your designated beneficiary and if annuity payments begin within 1 year of your death, the value of the contract may be distributed over the beneficiary's life or a period not exceeding the beneficiary's life expectancy. Your designated beneficiary is the person to whom benefit rights under the contract pass by reason of death, and must be a natural person in order to elect an annuity payment option based on life expectancy or a period exceeding five years.

   If any portion of the contract is payable to (or for the benefit of) your surviving spouse, such portion of the contract may be continued with your spouse as the owner.

   CHANGES IN THE CONTRACT -- We reserve the right to make any changes we deem necessary to assure that the contract qualifies as an annuity contract for tax purposes. Any such changes will apply to all contractowners and you will be given notice to the extent feasible under the circumstances.

ADDITIONAL TAX CONSIDERATIONS


For additional information about the requirements of federal tax law applicable to tax favored plans, see the "IRA Disclosure Statement" on page 32.


CONTRACTS HELD BY TAX FAVORED PLANS

Currently, the contract may be purchased for use in connection with individual retirement accounts and

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TAX CONSIDERATIONS ASSOCIATED WITH THE STRATEGIC PARTNERS HORIZON ANNUITY CONTRACT CONTINUED
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                                                                         PART II
STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9

annuities ("IRAs") which are subject to Sections 408(a), 408(b) and 408A of the Internal Revenue Code of 1986, as amended (Code). At some future time we may allow the contract to be purchased in connection with other retirement arrangements which are also entitled to favorable federal income tax treatment ("tax favored plans"). These other tax favored plans include:

-  Simplified employee pension plans ("SEPs") under Section 408(k) of the Code;

- Saving incentive match plans for employees-IRAs ("SIMPLE-IRAs") under Section 408(p) of the Code; and

-  Tax-deferred annuities ("TDAs") under Section 403(b) of the Code.

   This description assumes that (i) we will be offering this to both IRA and non-IRA tax favored plans, and (ii) you have satisfied the requirements for eligibility for these products.

   YOU SHOULD BE AWARE THAT TAX FAVORED PLANS SUCH AS IRAS GENERALLY PROVIDE TAX DEFERRAL REGARDLESS OF WHETHER THEY INVEST IN ANNUITY CONTRACTS. THIS MEANS THAT WHEN A TAX FAVORED PLAN INVESTS IN AN ANNUITY CONTRACT, IT GENERALLY DOES NOT RESULT IN ANY ADDITIONAL TAX DEFERRAL BENEFITS.

TYPES OF TAX FAVORED PLANS


   IRAs If you buy a contract for use as an IRA, we will provide you a copy of the prospectus and the contract. The "IRA Disclosure Statement" on page 32 contains information about eligibility, contribution limits, tax particulars and other IRA information. In addition to this information (some of which is summarized below), the IRS requires that you have a "free look" after making an initial contribution to the contract. During this time, you can cancel the contract by notifying us in writing, and we will refund all of the purchase payments under the contract (or, if greater, the amount credited under the contract, calculated as of the date that we receive this cancellation notice) less any applicable federal and state income tax withholding.



   Contributions Limits/Rollovers: Because of the way the contract is designed, you may only purchase a contract for an IRA in connection with a "rollover" of amounts from a qualified retirement plan or transfer from another IRA or by purchasing the contract during the three and one half month period (generally January 1 to April 15) when you are permitted to make contributions for both the prior and the current year. The minimum payment under the contract ($5,000) is greater than the maximum amount of the annual contribution currently allowed by law for an IRA. For 2002 to 2004, the IRA contribution limit is $3,000; increasing for 2005 to 2007, to $4,000; and for 2008, $5,000. After 2008 the
contribution amount will be indexed for inflation. The tax law also provides for a catch-up provision for individuals who are age 50 and above. These taxpayers will be permitted to contribute an additional $500 in years 2002 to 2005 and an additional $1,000 in 2006 and years thereafter). The "rollover" rules under the Code are fairly technical; however, an individual (or his or her surviving spouse) may generally "roll over" certain distributions from tax favored retirement plans (either directly or within 60 days from the date of these distributions) if he or she meets the requirements for distribution. Once you buy the contract, you can make regular IRA contributions under the contract (to the extent permitted by law). However, if you make such regular IRA contributions, you should note that you will not be able to treat the contract as a "conduit IRA," which means that you will not retain possible favorable tax treatment if you subsequently "roll over" the contract funds originally derived from a qualified retirement plan or TDA into another Section 401(a) plan or TDA.


   Required Provisions: Contracts that are IRAs (or endorsements that are part of the contract) must contain certain provisions:

- You, as owner of the contract, must be the "annuitant" under the contract (except in certain cases involving the division of property under a decree of divorce);

-  Your rights as owner are non-forfeitable;

-  You cannot sell, assign or pledge the contract, other than to Pruco Life;

- The annual premium you pay cannot be greater than the maximum amount allowed by law, including catch-up contributions if applicable (which does not include any rollover amounts);

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                                                                         PART II
STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9

- The date on which annuity payments must begin cannot be later than the April 1st of the calendar year after the calendar year you turn age 70 1/2; and

- Death and annuity payments must meet "minimum distribution requirements" (described below).

   Usually, the full amount of any distribution from an IRA (including a distribution from this contract) which is not a rollover is taxable. As taxable income, these distributions are subject to the general tax withholding rules described earlier. In addition to this normal tax liability, you may also be liable for the following, depending on your actions:

-  A 10% "early distribution penalty" (described below);

- Liability for "prohibited transactions" if you, for example, borrow against the value of an IRA; or

-  Failure to take a minimum distribution (also generally described below).

   SEPs SEPs are a variation on a standard IRA, and contracts issued to a SEP must satisfy the same general requirements described under IRAs (above). There are, however, some differences:


- If you participate in a SEP, you generally do not include in income any employer contributions made to the SEP on your behalf up to the lesser of (a) $40,000 in 2003 or (b) 25% of the employee's earned income (not including the employer contribution amount as "earned income" for these purposes). However, for these purposes, compensation in excess of certain limits established by the IRS will not be considered. In 2003, this limit is $200,000.


- SEPs must satisfy certain participation and nondiscrimination requirements not generally applicable to IRAs; and


- Some SEPs for small employers permit salary deferrals up to $12,000 in 2003 with the employer making these contributions to the SEP. However, no new "salary reduction" or "SAR-SEPs" can be established after 1996. Individuals participating in a SARSEP who are age 50 or above by the end of the year will be permitted to contribute an additional $2,000 in 2003, increasing in $1,000 increments per year until reaching $5,000 in 2006. Thereafter the amount is indexed for inflation.


   You will also be provided the same information, and have the same "free look" period, as you would have if you were purchasing the contract for a standard IRA.

   SIMPLE-IRAs SIMPLE-IRAs are another variation on the standard IRA, available to small employers (under 100 employees, on a "controlled group" basis) that do not offer other tax favored plans. SIMPLE-IRAs are also subject to the same basic IRA requirements with the following exceptions:


- Participants in a SIMPLE-IRA may contribute up to $8,000 in 2003, as opposed to the usual IRA contribution limit, and employer contributions may also be provided as a match (up to 3% of your compensation); and



- Individuals age 50 or above by the end of the year will be permitted to contribute an additional $1,000 in 2003, increasing in $500 increments per year until reaching $2,500 in 2006. Thereafter the amount is indexed for inflation.


-  SIMPLE-IRAs are not subject to the SEP nondiscrimination rules.


   ROTH IRAs Like standard IRAs, income within a Roth IRA accumulates tax-deferred, and contributions are subject to specific limits. Roth IRAs have, however, the following differences:


-  Contributions to a Roth IRA cannot be deducted from your gross income;

- "Qualified distributions" (generally, held for 5 tax years and payable on account of death, disability, attainment of age 59 1/2, or first time-homebuyer) from Roth IRAs are excludable from your gross income; and

- If eligible, you may make contributions to a Roth IRA after attaining age 70 1/2, and distributions are not required to begin upon attaining such age or at any time thereafter.

   The annual contribution allowed by law for Roth IRAs increases in the same manner as the increases for

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TAX CONSIDERATIONS ASSOCIATED WITH THE STRATEGIC PARTNERS HORIZON ANNUITY CONTRACT CONTINUED
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                                                                         PART II
STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9


traditional IRAs as described on page 20). The Code permits persons who meet certain income limitations (generally, adjusted gross income under $100,000), and who receive certain qualifying distributions from such non-Roth IRAs, to directly rollover or make, within 60 days, a "rollover" of all or any part of the amount of such distribution to a Roth IRA which they establish. This conversion triggers current taxation (but is not subject to a 10% early distribution penalty). Once the contract has been purchased, regular Roth IRA contributions will be accepted to the extent permitted by law.



   TDAs You may own TDAs generally if you are either an employer or employee of a tax-exempt organization (as defined under Code Section 501(c)(3)) or a public educational organization. You may make contributions to a TDA so long as the employee's rights to the annuity are nonforfeitable. Contributions to a TDA, and any earnings, are not taxable until distribution. You may also make contributions to a TDA under a salary reduction agreement, generally up to a maximum of $12,000 in 2003. Individuals participating in a TDA who are age 50 or above by the end of the year will be permitted to contribute an additional $2,000 in 2003, increasing in $1,000 increments per year until reaching $5,000 in 2006. Thereafter the amount is indexed for inflation. Further, you may roll over TDA amounts to another TDA or an IRA. TDA amounts may also be rolled over to a qualified retirement plan, a SEP and a 457 government plan.


   A contract may only qualify as a TDA if distributions (other than "grandfathered" amounts held as of December 31, 1988) may be made only on account of:

-  Your attainment of age 59 1/2;

-  Your severance of employment;

-  Your death;

-  Your total and permanent disability; OR

- Hardship (under limited circumstances, and only related to salary deferrals and any earnings attributable to these amounts).

In any event, you must begin receiving distributions from your TDA by April 1st of the calendar year after the calendar year you turn age 70 1/2 or retire, whichever is later.

   These distribution limits do not apply either to transfers or exchanges of investments under the contract, or to any "direct transfer" of your interest in the contract to another TDA or to a mutual fund "custodial account" described under Code Section 403(b)(7).

   Employer contributions to TDAs are subject to the same general contribution, nondiscrimination, and minimum participation rules applicable to "qualified" retirement plans.

MINIMUM DISTRIBUTION REQUIREMENTS AND PAYMENT OPTION

If you hold the contract under an IRA (or other tax-favored plan), IRS minimum distribution requirements must be satisfied. This means that payments must start by April 1 of the year after the year you reach age 70 1/2 and must be made for each year thereafter. The amount of the payment must at least equal the minimum required under the IRS rules. Several choices are available for calculating the minimum amount, permitted under IRS regulations released in April 2002. More information on the mechanics of this calculation is available on request. Please contact us a reasonable time before the IRS deadline so that a timely distribution is made. Please note that there is a 50% IRS penalty tax on the amount of any minimum distribution not made in a timely manner.


   You can use the Minimum Distribution option to satisfy the IRS minimum distribution requirements for this contract without either beginning annuity payments or surrendering the contract. We will send you a check for this minimum distribution amount, less any other partial withdrawals that you made during the year.


PENALTY FOR EARLY WITHDRAWALS

You may owe a 10% tax penalty on the taxable part of distributions received from an IRA, SEP, SIMPLE-IRA (which may increase to 25%), Roth IRA, TDA or qualified retirement plan before you attain age 59 1/2. There are only limited exceptions to this tax, and you should consult your tax adviser for further details.

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                                                                         PART II
STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9

WITHHOLDING

Unless a distribution is an eligible rollover distribution that is "directly" rolled over into another qualified plan, IRA (including the IRA variations described above) SEP, 457 government plan, or TDA, we will withhold at the rate of 20%. This 20% withholding does not apply to distributions from IRAs and Roth IRAs. For all other distributions, unless you elect otherwise, we will withhold federal income tax from the taxable portion of such distribution at an appropriate percentage. The rate of withholding on annuity payments where no mandatory withholding is required is determined on the basis of the withholding certificate that you file with us. If you do not file a certificate, we will automatically withhold federal taxes on the following basis:

- For any annuity payments not subject to mandatory withholding, you will have taxes withheld by us as if you are a married individual, with 3 exemptions; and

-  For all other distributions, we will withhold at a 10% rate.

   We will provide you with forms and instructions concerning the right to elect that no amount be withheld from payments in the ordinary course. However, you should know that, in any event, you are liable for payment of federal income taxes on the taxable portion of the distributions, and you should consult with your tax advisor to find out more information on your potential liability if you fail to pay such taxes.

ERISA DISCLOSURE/REQUIREMENTS

ERISA (the "Employee Retirement Income Security Act of 1974") and the Code prevents a fiduciary and other "parties in interest" with respect to a plan (and, for these purposes, an IRA would also constitute a "plan") from receiving any benefit from any party dealing with the plan, as a result of the sale of the contract. Administrative exemptions under ERISA generally permit the sale of insurance/annuity products to plans, provided that certain information is disclosed to the person purchasing the contract. This information has to do primarily with the fees, charges, discounts and other costs related to the contract, as well as any commissions paid to any agent selling the contract.


   Information about any applicable fees, charges, discounts, penalties or adjustments may be found under "What Are the Expenses Associated with the Strategic Partners Horizon Contract" starting on page 15.



   Information about sales representatives and commissions may be found under "Other Information" and "Sale and Distribution of the Contract" on page 25.


   In addition, other relevant information required by the exemptions is contained in the contract and accompanying documentation. Please consult your tax advisor if you have any additional questions.

SPOUSAL CONSENT RULES FOR RETIREMENT PLANS--QUALIFIED CONTRACTS

If you are married at the time your payments commence, you may be required by federal law to choose an income option that provides survivor annuity income to your spouse, unless your spouse waives that right. Similarly, if you are married at the time of your death, federal law may require all or a portion of the death benefit to be paid to your spouse, even if you designated someone else as your beneficiary. A brief explanation of the applicable rules follows. For more information, consult the terms of your retirement arrangement.

   Defined Benefit Plans, Money Purchase Pension Plans, and ERISA 403(b) Annuities. If you are married at the time your payments commence, federal law requires that benefits be paid to you in the form of a "qualified joint and survivor annuity" ("QJSA"), unless you and your spouse waive that right, in writing. Generally, this means that you will receive a reduced payment during your life and, upon your death, your spouse will receive at least one-half of what you were receiving for life. You may elect to receive another income option if your spouse consents to the election and waives his or her right to receive the QJSA. If your spouse consents to the alternative form of payment, your spouse may not receive any benefits from the plan upon your death. Federal law also requires that the plan

        8:

TAX CONSIDERATIONS ASSOCIATED WITH THE STRATEGIC PARTNERS HORIZON ANNUITY CONTRACT CONTINUED
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                                                                         PART II
STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9

pay a death benefit to your spouse if you are married and die before you begin receiving your benefit. This benefit must be available in the form of an annuity for your spouse's lifetime and is called a "qualified pre-retirement survivor annuity" ("QPSA"). If the plan pays death benefits to other beneficiaries, you may elect to have a beneficiary other than your spouse receive the death benefit, but only if your spouse consents to the election and waives his or her right to receive the QPSA. If your spouse consents to the alternate beneficiary, your spouse will receive no benefits from the plan upon your death. Any QPSA waiver prior to your attaining age 35 will become null and void on the first day of the calendar year in which you attain age 35, if still employed.

   Defined Contribution Plans (including 401(k) Plans). Spousal consent to a distribution is generally not required. Upon your death, your spouse will receive the entire death benefit, even if you designated someone else as your beneficiary, unless your spouse consents in writing to waive this right. Also, if you are married and elect an annuity as a periodic income option, federal law requires that you receive a QJSA (as described above), unless you and your spouse consent to waive this right.

   IRAs, non-ERISA 403(b) Annuities, and 457 Plans. Spousal consent to a distribution is not required. Upon your death, any death benefit will be paid to your designated beneficiary.

ADDITIONAL INFORMATION


For additional information about the requirements of federal tax law applicable to tax favored plans, see the "IRA Disclosure Statement" on page 33. The following additional tax considerations also may be of interest.


ENTITY OWNERS.

Where a contract is held by a non-natural person (e.g., a corporation), other than as an agent or nominee for a natural person (or in other limited circumstances), the contract will not be taxed as an annuity and increases in the value of the contract will be subject to tax.

PURCHASE PAYMENTS MADE BEFORE AUGUST 14, 1982.

If your contract was issued in exchange for a contract containing purchase payments made before August 14, 1982, favorable tax rules may apply to certain withdrawals from the contract. Generally, withdrawals are treated as a recovery of your investment in the contract first until purchase payments made before August 14, 1982 are withdrawn. Moreover, any income allocable to purchase payments made before August 14, 1982, is not subject to the 10% tax penalty.

GENERATION-SKIPPING TRANSFERS.

If you transfer your contract to a person two or more generations younger than you (such as a grandchild or grandniece) or to a person that is more than 37 1/2 years younger than you, there may be generation-skipping transfer tax consequences.

                                                                         PART II
STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9

        9:

OTHER

        INFORMATION
--------------------------------------------------------------------------------

PRUCO LIFE INSURANCE COMPANY

Pruco Life Insurance Company ("Pruco Life") is a stock life insurance company, organized in 1971 under the laws of the State of Arizona. It is licensed to sell life insurance and annuities in the District of Columbia, Guam, and in all states except New York. Pruco Life's primary competitors are other insurers that sell fixed and variable insurance products. Pruco Life currently has no employees.

   Pruco Life is a wholly-owned subsidiary of The Prudential Insurance Company of America ("Prudential"), a New Jersey stock life insurance company that has been doing business since 1875. Prudential is an indirect wholly-owned subsidiary of Prudential Financial, Inc. ("Prudential Financial"), a New Jersey insurance holding company. As Pruco Life's ultimate parent, Prudential Financial exercises significant influence over the operations and capital structure of Pruco Life and Prudential. However, neither Prudential Financial, Prudential, nor any other related company has any legal responsibility to pay amounts that Pruco Life may owe under the contract.


   Pruco Life publishes annual and quarterly reports that are filed with the SEC. These reports contain financial information about Pruco Life that is annually audited by independent accountants. Pruco's Life annual report for the year ended December 31, 2002, together with subsequent periodic reports that Pruco Life files with the SEC, are incorporated by reference into this prospectus. You can obtain copies, at no cost, of any and all of this information, including the Pruco Life annual report that is not ordinarily mailed to contractholders, the more current reports and any subsequently filed documents at no cost by contacting us at the address or telephone number listed on the cover. You may read and copy any filings made by Pruco Life with the SEC at the SEC's Public Reference Room at 450 Fifth Street, Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.


SALE AND DISTRIBUTION OF THE CONTRACT

Prudential Investment Management Services LLC ("PIMS"), 100 Mulberry Street, Newark, New Jersey 07102-4077, acts as the distributor of the contracts under a "best efforts" underwriting agreement with Pruco Life under which PIMS is reimbursed for its costs and expenses. PIMS is an indirect wholly-owned subsidiary of Prudential Financial, Inc. and is a limited liability corporation organized under Delaware law in 1996. It is a registered broker-dealer under the Securities Exchange Act of 1934 and a member of the National Association of Securities Dealers, Inc. We pay the broker-dealer whose registered representatives sell the contract either:

-  a commission of up to 5.0% of your purchase payments; or

- a combination of a commission on purchase payments and a "trail" commission -- which is a commission determined as a percentage of your contract value that is paid periodically over the life of your contract.

The commission amount quoted above is the maximum amount which is paid. In most circumstances, the registered representative who sold the contract will receive significantly less. The broker-dealer who sells a contract to you will deliver or make available to you a copy of the prospectus for the Strategic Partners Horizon Annuity.

   From time to time, Prudential or its affiliates may offer and pay non-cash compensation to registered representatives who sell the contract. For example, Prudential or an affiliate may pay for a training and education meeting that is attended by registered representatives of both Prudential-affiliated broker-dealers and independent broker-dealers. Prudential and its affiliates retain discretion as to which broker-dealers to offer non-cash (and cash) compensation arrangements, and will comply with NASD rules and other pertinent laws in making such offers and payments. Our payment of cash or non-cash

        9:

OTHER INFORMATION CONTINUED

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                                                                         PART II
STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9

compensation in connection with sales of the contract does not result directly in any additional charge to you.

ASSIGNMENT

You can assign the contract at any time during your lifetime. We will not be bound by the assignment until we receive written notice. We will not be liable for any payment or other action we take in accordance with the contract if that action occurs before we receive notice of the assignment. An assignment, like any other change in ownership, may trigger a taxable event.

   If the contract is issued under a qualified plan, there may be limitations on your ability to assign the contract. For further information please speak to your financial professional.

HOUSEHOLDING

To reduce costs, we now send only a single copy of prospectuses and shareholder reports to each consenting household, in lieu of sending a copy to each contractholder that resides in the household. If you are a member of such a household, you should be aware that you can revoke your consent to householding at any time, and begin to receive your own copy of prospectuses and shareholder reports, by calling 1-877-778-5008.

LITIGATION


We are subject to legal and regulatory actions in the ordinary course of our business, including class action lawsuits. Pending legal and regulatory actions include proceedings that are specific to us and proceedings generally applicable to the businesses in which we operate. We are also subject to litigation arising out of our general business activities, such as our investments and third party contracts. In certain of these matters, the plaintiffs are seeking large and/or indeterminate amounts, including punitive or exemplary damages.



   We have been subject to substantial regulatory actions and civil litigation, including class actions, involving individual life insurance sales practices from 1982 through 1995. As of January 31, 2003, Pruco Life has resolved those regulatory actions, its sales practices class action litigation and all of the individual sales practices actions filed by policyholders who "opted out" of the sales practices class action. Prudential has indemnified Pruco Life for any liabilities incurred in connection with sales practices litigation covering policyholders of individual permanent life insurance policies issued in the United States from 1982 to 1995.



   Pruco Life's litigation is subject to many uncertainties, and given the complexity and scope, the outcomes cannot be predicted. It is possible that the results of operations or the cash flow of Pruco Life in a particular quarterly or annual period could be materially affected by an ultimate unfavorable resolution of pending litigation and regulatory matters. Management believes, however, that the ultimate outcome of all pending litigation and regulatory matters should not have a material adverse effect on Pruco Life's financial position.



INDEMNIFICATION


Pruco Life, in conjunction with certain affiliates, maintains insurance on behalf of any person who is or was a trustee, director, officer, employee, or agent of Pruco Life, or who is or was serving at the request of Pruco Life as a trustee, director, officer, employee or agent of such other affiliated trust or corporation, against any liability asserted against and incurred by him or her arising out of his or her position with such trust or corporation.

   Arizona, being the state of organization of Pruco Life, permits entities organized under its jurisdiction to indemnify directors and officers with certain limitations. The relevant provisions of Arizona law permitting indemnification can be found in Section 10-850 et. seq. of the Arizona Statutes Annotated. The text of Pruco Life's By-law, Article VIII, which relates to indemnification of officers and directors, is incorporated by reference to
Exhibit 3(ii) to its form 10-Q filed August 15, 1997.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Pruco Life pursuant to the foregoing provisions or otherwise, Pruco Life has been advised that in the opinion of the

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                                                                         PART II
STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9

Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Pruco Life of expenses incurred or paid by a director, officer or controlling person of Pruco Life in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Pruco Life will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                                                         PART II
STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9

MARKET-VALUE
        ADJUSTMENT FORMULA
--------------------------------------------------------------------------------

MARKET-VALUE ADJUSTMENT FORMULA


With respect to residents of states, other than Indiana and Pennsylvania, in which Strategic Partners Horizon Annuity is being offered.


The formula under which Pruco Life calculates the market value adjustment applicable to a full or partial surrender, annuitization, or settlement under Strategic Partners Horizon Annuity is set forth below. The market value adjustment is expressed as a multiplier factor. That is, the Contract Value after the market value adjustment ("MVA"), but before any surrender charge, is as follows: Contract Value (after MVA) = Contract Value (before MVA) X (1 +
MVA). The MVA itself is calculated as follows:

                             1 + I
                MVA = [ (-------------)to the N/12 power ] -1
                         1 + J + .0025

where:  I   =    the guaranteed credited interest rate
                 (annual effective) for the given
                 contract at the time of withdrawal or
                 annuitization or settlement.
        J   =    the current credited interest rate
                 offered on new money at the time of
                 withdrawal or annuitization or
                 settlement for a guarantee period of
                 equal length to the number of whole
                 years remaining in the Contract's
                 current guarantee period plus one
                 year.
        N   =    equals the remaining number of months
                 in the contract's current guarantee
                 period (rounded up) at the time of
                 withdrawal or annuitization or
                 settlement.


For contracts issued in Indiana, we use the same formula as is set forth above, except that the .0025 component of the formula is eliminated. We use the same MVA formula with respect to contracts issued in Pennsylvania, except that "J" in the formula above uses an interpolated rate as the current credited interest rate. Specifically, "J" is the interpolated current credited interest rate offered on new money at the time of withdrawal, annuitization, or settlement. The interpolated value is calculated using the following formula:


            m/365 X (n + 1) year rate + (365 - m)/365 X n year rate,

where "n" equals the number of whole years remaining in the Contract's current guarantee period, and "m" equals the number of days remaining in year "n" of the current guarantee period.
MARKET VALUE ADJUSTMENT EXAMPLE


(ALL STATES EXCEPT INDIANA AND PENNSYLVANIA)


The following will illustrate the application of the Market-Value Adjustment. For simplicity, surrender charges are ignored in these hypothetical examples.

Positive market value adjustment

- Suppose a contract owner made an invested purchase payment of $10,000 on July 1, 2000 and received a guaranteed interest rate of 6% for 5 years. A request to surrender the contract is made on May 1, 2002. At the time, the Contract Value has accumulated to $11,127.11. The number of whole years remaining in the guarantee period is 3.

- On May 1, 2002 the interest rate declared by Pruco Life for a guarantee period of 4 years (the number of whole years remaining plus 1) is 5%.

The following computations would be made:

1) Calculate the Charge Free Amount. The Charge Free Amount is the interest credited in the contract in the previous contract year. This amount is $600.00. It is not subject to a Market Value Adjustment.

2) Subtract the Charge Free Amount from the Contract Value. The result is the amount subject to a Market Value Adjustment (MVA).

                         $11,127.11 - $600.00 = $10,527.11

3) Determine the Market Value Adjustment factor.

    N =  38
    I =  6% (0.06)
    J =  5% (0.05)

    The MVA factor calculation would be: [(1.06)/(1.05 + .0025)](38/12) -1 =
    0.02274

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                                                                         PART II
STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9

4) Multiply the amount subject to a Market Value Adjustment by the factor calculated in Step 3.

                          $10,527.11 X 0.02274 = $239.39

5) Add together the Market Value Adjustment and the amount subject to the MVA.

                         $10,527.11 + $239.39 = $10,766.50

6) Add back the Charge Free Amount to get the total Contract Surrender Value.

                         $10,766.50 + $600.00 = $11,366.50

The MVA may not always be positive. Here is an example where it is negative.

- Suppose a contract owner made an invested purchase payment of $10,000 on July 1, 2000 and received a guaranteed interest rate of 6% for 5 years. A request to surrender the contract is made on May 1, 2002. At the time, the Contract Value has accumulated to $11,127.11. The number of whole years remaining in the guarantee period is 3.

- On May 1, 2002 the interest rate declared by Pruco Life for a guarantee period of 4 years (the number of whole years remaining plus 1) is 7%.

The following computations would be made:

1) Calculate the Charge Free Amount. The Charge Free Amount is the interest credited in the contract in the previous contract year. This amount is $600.00. It is not subject to a Market Value Adjustment.

2) Subtract the Charge Free Amount from the Contract Value. The result is the amount subject to a Market Value Adjustment (MVA).

                         $11,127.11 - $600.00 = $10,527.11

3) Determine the Market Value Adjustment factor.

    N =  38
    I =  6% (0.06)
    J =  7% (0.07)

   The MVA factor calculation would be:
   [(1.06)/(1.07+.0025)](38/12) -1 = -0.03644

4) Multiply the amount subject to a Market Value Adjustment by the factor calculated in Step 3.

                         $10,527.11 X -0.03644 = -$383.61

5) Add together the Market Value Adjustment and the amount subject to the MVA.

                         $10,527.11 - $383.61 = $10,143.50

6) Add back the Charge Free Amount to get the total Contract Surrender Value.

                         $10,143.50 + $600.00 = $10,743.50

MARKET VALUE ADJUSTMENT EXAMPLE


(INDIANA)



The following will illustrate the application of the Market-Value Adjustment. For simplicity, surrender charges are ignored in this example.



Positive market value adjustment



- Suppose a contract owner made an invested purchase payment of $10,000 on July 1, 2000 and received a guaranteed interest rate of 6% for 5 years. A request to surrender the contract is made on May 1, 2002. At the time, the Contract Value will have accumulated to $11,127.11. The number of whole years remaining in the guarantee period is 3.



- On May 1, 2002 the interest rate declared by Pruco Life for a guarantee period of 4 years (the number of whole years remaining plus 1) is 5%.



The following computations would be made:



1) Calculate the Charge Free Amount. The Charge Free Amount is the interest credited in the contract in the previous contract year. This amount is $600.00. It is not subject to a Market Value Adjustment.



2) Subtract the Charge Free Amount from the Contract Value. The result is the amount subject to a Market Value Adjustment (MVA).



                       $11,127.11 - $600.00 = $10,527.11



3) Determine the Market Value Adjustment factor.



    N =  38
    I =  6% (0.06)
    J =  5% (0.05)



   The MVA factor calculation would be: [(1.06)/(1.05)](38/12) -1 = 0.03047

MARKET-VALUE ADJUSTMENT FORMULA CONTINUED
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                                                                         PART II
STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9


4) Multiply the amount subject to a Market Value Adjustment by the factor calculated in Step 3.



                         $10,527.11 X 0.03047 = $320.76



5) Add together the Market Value Adjustment and the amount subject to the MVA.



                       $10,527.11 + $320.76 = $10,847.87



6) Add back the Charge Free Amount to get the total Contract Surrender Value.



                       $10,847.87 + $600.00 = $11,447.87



The MVA may not always be positive. Here is an example where it is negative.



- Suppose a contract owner made an invested purchase payment of $10,000 on July 1, 2000 and received a guaranteed interest rate of 6% for 5 years. A request to surrender the contract is made on May 1, 2002. At the time, the Contract Value will have accumulated to $11,127.11. The number of whole years remaining in the guarantee period is 3.



- On May 1, 2002 the interest rate declared by Pruco Life for a guarantee period of 4 years (the number of whole years remaining plus 1) is 7%.



The following computations would be made:



1) Calculate the Charge Free Amount. The Charge Free Amount is the interest credited in the contract in the previous contract year. This amount is $600.00. It is not subject to a Market Value Adjustment (MVA).



2) Subtract the Charge Free Amount from the Contract Value. The result is the amount subject to a Market Value Adjustment.



                       $11,127.11 - $600.00 = $10,527.11



3) Determine the Market Value Adjustment factor.



    N =  38
    I =  6% (0.06)
    J =  7% (0.07)



   The MVA factor calculation would be: [(1.06)/(1.07)](38/12) -1 = -0.02930



4) Multiply the amount subject to a Market Value Adjustment by the factor calculated in Step 3.



                        $10,527.11 X -0.02930 = -$308.44



5) Add together the Market Value Adjustment and the amount subject to the MVA.



                       $10,527.11 - $308.44 = $10,218.67



6) Add back the Charge Free Amount to get the total Contract Surrender Value.



                       $10,218.67 + $600.00 = $10,818.67


(PENNSYLVANIA)

The following will illustrate the application of the Market-Value Adjustment. For simplicity, surrender charges are ignored in these hypothetical examples.

Positive market value adjustment

- Suppose a contract owner made an invested purchase payment of $10,000 on July 1, 2000 and received a guaranteed interest rate of 6% for 5 years. A request to surrender the contract is made on May 1, 2002. At the time, the Contract Value has accumulated to $11,127.11. The number of whole years remaining in the guarantee period is 3.

- On May 1, 2002 the interest rate declared by Pruco Life for a guarantee period of 3 years (the number of whole years remaining) is 4%, and for a guarantee period of 4 years (the number of whole years remaining plus 1) is 5%.

The following computations would be made:

1) Calculate the Charge Free Amount. The Charge Free Amount is the interest credited in the contract in the previous contract year. This amount is $600.00. It is not subject to a Market Value Adjustment.

2) Subtract the Charge Free Amount from the Contract Value. The result is the amount subject to a Market Value Adjustment (MVA).

                         $11,127.11 - $600.00 = $10,527.11

3) Determine the Market Value Adjustment factor.


    N =  38
    I =  6% (0.06)
    J =  [(61/365) X 0.05] + [((365-61)/365) X 0.04] = 0.0417



   The MVA factor calculation would be:
   [(1.06)/(1.0417 + .0025)](38/12) -1 = .04871

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                                                                         PART II
STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9

4) Multiply the amount subject to a Market Value Adjustment by the factor calculated in Step 3.


                          $10,527.11 X 0.04871 = $512.78


5) Add together the Market Value Adjustment and the amount subject to the MVA.


                         $10,527.11 + $512.78 = $11,039.89


6) Add back the Charge Free Amount to get the total Contract Surrender Value.


                         $11,039.89 + $600.00 = $11,639,89


The MVA may not always be positive. Here is an example where it is negative.

- Suppose a contract owner made an invested purchase payment of $10,000 on July 1, 2000 and received a guaranteed interest rate of 6% for 5 years. A request to surrender the contract is made on May 1, 2002. At the time, the Contract Value has accumulated to $11,127.11. The number of whole years remaining in the guarantee period is 3.

- On May 1, 2002 the interest rate declared by Pruco Life for a guarantee period of 3 years (the number of whole years remaining) is 7%, and for a guarantee period of 4 years (the number of whole years remaining plus 1) is 8%.

The following computations would be made:

1) Calculate the Charge Free Amount. The Charge Free Amount is the interest credited in the contract in the previous contract year. This amount is $600.00. It is not subject to a Market Value Adjustment.

2) Subtract the Charge Free Amount from the Contract Value. The result is the amount subject to a Market Value Adjustment (MVA).

                         $11,127.11 - $600.00 = $10,527.11

3) Determine the Market Value Adjustment Factor.


    N =  38
    I =  6% (0.06)
    J =  [(61/365) X 0.08] + [((365 - 61)/365) X 0.07] = 0.0717



   The MVA Factor calculation would be:
   [(1.06)/(1.0717 + .0025)](38/12) -1 = -0.04126


4) Multiply the amount subject to a Market Value Adjustment by the factor calculated in Step 3.


                         $10,527.11 X -0.04126 = -$434.35


5) Add together the Market Value Adjustment and the amount subject to the MVA.


                         $10,527.11 - $434.35 = $10,092.76


6) Add back the Charge Free Amount to get the total Contract Surrender Value.


                         $10,092.76 + $600.00 = $10,692.76

                                                                         PART II
STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9

IRA DISCLOSURE STATEMENT
--------------------------------------------------------------------------------

This statement is designed to help you understand the requirements of federal tax law which apply to your individual retirement annuity (IRA), your Roth IRA, your simplified employee pension IRA (SEP) for employer contributions, your Savings Incentive Match Plan for Employees (SIMPLE) IRA, or to one you purchase for your spouse. You can obtain more information regarding your IRA either from your sales representative or from any district office of the Internal Revenue Service. Those are federal tax law rules; state tax laws may vary.

FREE LOOK PERIOD


The annuity contract offered by this prospectus gives you the opportunity to return the contract for a full refund (less any applicable federal and state income tax withholding) within 10 days (or whatever period is required by applicable state law) after it is delivered. This is a more liberal provision than is required in connection with IRAs. To exercise this "free-look" provision, return the contract to the representative who sold it to you or to the Prudential Annuity Service Center at the address shown on the first page of this prospectus.


ELIGIBILITY REQUIREMENTS

IRAs are intended for all persons with earned compensation whether or not they are covered under other retirement programs. Additionally, if you have a non-working spouse (and you file a joint tax return), you may establish an IRA on behalf of your non-working spouse. A working spouse may establish his or her own IRA. A divorced spouse receiving taxable alimony (and no other income) may also establish an IRA.

CONTRIBUTIONS AND DEDUCTIONS


Contributions to your IRA will be deductible if you are not an "active participant" in an employer maintained qualified retirement plan or you have "Adjusted Gross Income" (as defined under Federal tax laws) which does not exceed the "applicable dollar limit." IRA (or SEP) contributions must be made by no later than the due date for filing your income tax return for that year, excluding extensions (generally by April 15th). For a single taxpayer, the applicable dollar limitation is $40,000 in 2003, with the amount of IRA contribution which may be deducted reduced proportionately for Adjusted Gross Income between $40,000-$50,000. For married couples filing joint returns, the applicable dollar limitation is $60,000, with the amount of the IRA contribution which may be deducted reduced proportionately between $60,000-$70,000. There is no deduction allowed for IRA contributions when Adjusted Gross Income reaches $50,000 for individuals and $70,000 for married couples filing jointly. Income limits are scheduled to increase until 2006 for single taxpayers and 2007 for married taxpayers.



   Contributions made by your employer to your SEP are excludable from your gross income for tax purposes in the calendar year for which the amount is contributed. Certain employees who participate in a SEP will be entitled to elect to have their employer make contributions to their SEP on their behalf or to receive the contributions in cash. If the employee elects to have contributions made on the employee's behalf to the SEP, those funds are not treated as current taxable income to the employee. Elective deferrals under a SEP are limited to $12,000 in 2003 with a permitted catch-up contribution of $2,000 for individuals age 50 and above. Contribution and catch-up contribution limits are scheduled to increase through 2006 and are indexed for inflation thereafter. Salary-reduction SEPs (also called "SARSEPs") are available only if at least 50% of the employees elect to have amounts contributed to the SARSEP and if the employer has 25 or fewer employees at all times during the preceding year. New SARSEPs may not be established after 1996.


   The IRA maximum annual contribution and your tax deduction is limited to the lesser of: (1) the maximum amount allowed by law, including catch-up contributions if applicable, or (2) 100% of your earned compensation. Contributions in excess of these limits may be subject to penalty. See below.


   Under a SEP agreement, the maximum annual contribution which your employer may make on your behalf to a SEP contract that is excludable from your income is the lesser of 25% of your salary or $40,000 in

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                                                                         PART II
STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9


2003. An employee who is a participant in a SEP agreement may make after-tax contributions to the SEP contract, subject to the contribution limits applicable to IRAs in general. Those employee contributions will be deductible subject to the deductibility rules described above.


   The maximum tax deductible annual contribution that a divorced spouse with no other income may make to an IRA is the lesser of (1) the maximum amount allowed by law, including catch-up contributions if applicable or (2) 100% of taxable alimony.

   If you or your employer should contribute more than the maximum contribution amount to your IRA or SEP, the excess amount will be considered an "excess contribution." You are permitted to withdraw an excess contribution from your IRA or SEP before your tax filing date without adverse tax consequences. If, however, you fail to withdraw any such excess contribution before your tax filing date, a 6% excise tax will be imposed on the excess for the tax year of contribution.


   Once the 6% excise tax has been imposed, an additional 6% penalty for the following tax year can be avoided if the excess is (1) withdrawn before the end of the following year, or (2) treated as a current contribution for the following year. (See PREMATURE DISTRIBUTIONS on page 34 for penalties imposed on withdrawal when the contribution exceeds the maximum amount allowed by law, including catch-up contributions if applicable.)


IRA FOR NON-WORKING SPOUSE

If you establish an IRA for yourself, you may also be eligible to establish an IRA for your "non-working" spouse. In order to be eligible to establish such a spousal IRA, you must file a joint tax return with your spouse and, if your non-working spouse has compensation, his/her compensation must be less than your compensation for the year. Contributions of up to the maximum amount allowed by law, including catch-up contributions if applicable may be made to your IRA and the spousal IRA if the combined compensation of you and your spouse is at least equal to the amount contributed. If requirements for deductibility (including income levels) are met, you will be able to deduct an amount equal to the least of (i) the amount contributed to the IRAs; (ii) twice the maximum amount allowed by law, including catch-up contributions if applicable; or (iii) 100% of your combined gross income.

   Contributions in excess of the contribution limits may be subject to penalty. See above under "Contributions and Deductions." If you contribute more than the allowable amount, the excess portion will be considered an excess contribution. The rules for correcting it are the same as discussed above for regular IRAs.

   Other than the items mentioned in this section, all of the requirements generally applicable to IRAs are also applicable to IRAs established for non-working spouses.

ROLLOVER CONTRIBUTION

Once every year, you are permitted to withdraw any portion of the value of your IRA or SEP and reinvest it in another IRA or bond. Withdrawals may also be made from other IRAs and contributed to this contract. This transfer of funds from one IRA to another is called a "rollover" IRA. To qualify as a rollover contribution, the entire portion of the withdrawal must be reinvested in another IRA within 60 days after the date it is received. You will not be allowed a tax-deduction for the amount of any rollover contribution.


   A similar type of rollover to an IRA can be made with the proceeds of a qualified distribution from a qualified retirement plan or tax-sheltered annuity. Properly made, such a distribution will not be taxable until you receive payments from the IRA created with it. You may later roll over such a contribution to another qualified retirement plan. As long as you have not mixed it with IRA (or SEP) contributions you have deducted from your income you can retain favorable tax treatment permitted you on distributions from a qualified retirement plan. (You may roll less than all of a qualified distribution into an IRA, but any part of it not rolled over will be currently includable in your income without any capital gains treatment.) Funds can also be rolled over from an IRA or SEP to another IRA or SEP or

IRA DISCLOSURE STATEMENT CONTINUED
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                                                                         PART II
STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9


to another qualified retirement plan or 457 government plan.


DISTRIBUTIONS

(a) PREMATURE DISTRIBUTIONS

At no time can your interest in your IRA or SEP be forfeited. To insure that your contributions will be used for retirement, the federal tax law does not permit you to use your IRA or SEP as security for a loan. Furthermore, as a general rule, you may not sell or assign your interest in your IRA or SEP to anyone. Use of an IRA (or SEP) as security or assignment of it to another will invalidate the entire annuity. It then will be includable in your income in the year it is invalidated and will be subject to a 10% tax penalty if you are not at least age 59 1/2 or totally disabled. (You may, however, assign your IRA or SEP without penalty to your former spouse in accordance with the terms of a divorce decree.)

   You may surrender any portion of the value of your IRA (or SEP). In the case of a partial surrender which does not qualify as a rollover, the amount withdrawn will be includable in your income and subject to the 10% penalty if you are not at least age 59 1/2 or totally disabled unless you comply with special rules requiring distributions to be made at least annually over your life expectancy.

   The 10% penalty tax does not apply to the withdrawal of an excess contribution as long as the excess is withdrawn before the due date of your tax return. Withdrawals of excess contributions after the due date of your tax return will generally be subject to the 10% penalty unless the excess contribution results from erroneous information from a plan trustee making an excess rollover contribution or unless you are over age 59 1/2 or are disabled.

(b) DISTRIBUTION AFTER AGE 59 1/2

Once you have attained age 59 1/2 (or have become totally disabled), you may elect to receive a distribution of your IRA (or SEP) regardless of when you actually retire. In addition, you must commence distributions from your IRA by April 1 following the year you attain age 70 1/2. You may elect to receive the distribution under any one of the periodic payment options available under the contract. The distributions from your IRA under any one of the periodic payment options or in one sum will be treated as ordinary income as you receive them to the degree that you have made deductible contributions. If you have made both deductible and nondeductible contributions, the portion of the distribution attributable to the nondeductible contribution will be tax-free.

(c) INADEQUATE DISTRIBUTIONS--50% TAX


Your IRA or SEP is intended to provide retirement benefits over your lifetime. Thus, federal tax law requires that you either (1) receive a lump-sum distribution of your IRA by April 1 of the year following the year in which you attain age 70 1/2 or (2) start to receive periodic payments by that date. If you elect to receive periodic payments, those payments must be sufficient to pay out the entire value of your IRA during your life expectancy (or over the joint life expectancies of you and your spouse/beneficiary.) The calculation is revised under the IRS final regulations for distributions beginning in 2003. If the payments are not sufficient to meet these requirements, an excise tax of 50% will be imposed on the amount of any underpayment.


(d) DEATH BENEFITS

If you, (or your surviving spouse) die before receiving the entire value of your IRA (or SEP), the remaining interest must be distributed to your beneficiary (or your surviving spouse's beneficiary) in one lump-sum by December 31st of the fifth year after your (or your surviving spouse's death, or applied to purchase an immediate annuity for the beneficiary. This annuity must be payable over the life expectancy of the beneficiary beginning by December 31 of the year following the year after your or your spouse's death. If your spouse is the designated beneficiary, he or she is treated as the owner of the IRA. If minimum required distributions have begun and no designated beneficiary is identified by September 30 of the year following the year of death, the entire amount must be distributed based on the life expectancy of the owner using the

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                                                                         PART II
STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9

owner's age prior to death. A distribution of the balance of your IRA upon your death will not be considered a gift for federal tax purposes, but will be included in your gross estate for purposes of federal estate taxes.

ROTH IRAS

Section 408A of the Code permits eligible individuals to contribute to a type of IRA known as a "Roth IRA." Contributions may be made to a Roth IRA by taxpayers with adjusted gross incomes of less than $160,000 for married individuals filing jointly and less than $110,000 for single individuals. Married individuals filing separately are not eligible to contribute to a Roth IRA. The maximum amount of contributions allowable for any taxable year to all Roth IRAs maintained by an individual is generally the lesser of the maximum amount allowed by law and 100% of compensation for that year (the maximum amount allowed by law is phased out for incomes between $150,000 and $160,000 for married and between $95,000 and $110,000 for singles). The contribution limit is reduced by the amount of any contributions made to a non-Roth IRA. Contributions to a Roth IRA are not deductible.


   For taxpayers with adjusted gross income of $100,000 or less, all or part of amounts in a non-Roth IRA may be converted, transferred or rolled over to a Roth IRA. Some or all of the IRA value will typically be includable in the taxpayer's gross income. Provided a rollover contribution meets the requirements of IRAs under Section 408(d)(3) of the Code, a rollover may be made from a Roth IRA to another Roth IRA.


   UNDER SOME CIRCUMSTANCES, IT MAY NOT BE ADVISABLE TO ROLL OVER, TRANSFER OR CONVERT ALL OR PART OF A NON-ROTH IRA TO A ROTH IRA. PERSONS CONSIDERING A ROLLOVER, TRANSFER OR CONVERSION SHOULD CONSULT THEIR OWN TAX ADVISOR.

   "Qualified distributions" from a Roth IRA are excludable from gross income. A "qualified distribution" is a distribution that satisfies two requirements: (1) the distribution must be made (a) after the owner of the IRA attains age 59 1/2;
(b) after the owner's death; (c) due to the owner's disability; or (d) for a qualified first time homebuyer distribution within the meaning of Section 72(t)(2)(F) of the Code; and (2) the distribution must be made in the year that is at least five tax years after the first year for which a contribution was made to any Roth IRA established for the owner or five years after a rollover, transfer, or conversion was made from a non-Roth IRA to a Roth IRA. Distributions from a Roth IRA that are not qualified distributions will be treated as made first from contributions and then from earnings, and taxed generally in the same manner as distributions from a non-Roth IRA.

   Distributions from a Roth IRA need not commence at age 70 1/2. However, if the owner dies before the entire interest in a Roth IRA is distributed, any remaining interest in the contract must be distributed under the same rules applied to traditional IRAs where death occurs before the required beginning date.

REPORTING TO THE IRS


Beginning in January 2004, if you were at least 70 1/2 at the end of the prior year, we will we will indicate to you and to the IRS, on Form 5498, that your account is subject to minimum required distributions. Whenever you are liable for one of the penalty taxes discussed above (6% for excess contributions, 10% for premature distributions or 50% for underpayments), you must file Form 5329 with the Internal Revenue Service. The form is to be attached to your federal income tax return for the tax year in which the penalty applies. Normal contributions and distributions must be shown on your income tax return for the year to which they relate.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424 (b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

REGISTRATION FEES


Pruco Life registered $500 million of interests in the market value adjusted annuity contracts described in this registration statement. Pruco Life has paid $46,000 to the SEC for the registration fees required under the Securities Act of 1933.


FEDERAL TAXES

Pruco Life Insurance Company estimates the federal tax effect associated with the deferred acquisition costs attributable to receipt of $500 million of purchase payments over a two year period to be approximately $4 million.

STATE TAXES

Pruco Life estimates that approximately $14,000 in premium taxes will be owed upon receipt of purchase payments under the contracts, and that additional premium taxes in the approximate amount of $773,000 would be owed if the full $500 million of purchase payments were applied to annuity options.

PRINTING COSTS

Pruco Life estimates that the cost of printing prospectuses for the amount of securities registered herein will be approximately $30,000.

LEGAL COSTS

This registration statement was prepared by Prudential attorneys whose time is allocated to Pruco Life.

ACCOUNTING COSTS

PricewaterhouseCoopers LLC, the independent public accountant that audits Pruco Life's financial statements, charges approximately $4,000 in connection with each filing of this registration statement with the Commission.

PREMIUM PAID TO INDEMNIFY OFFICERS

Officers and Directors of Pruco Life Insurance Company are indemnified under a policy that also covers officers and directors of other entities controlled by Prudential Financial, Inc. A portion of the cost of that policy is attributed to Pruco Life.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Registrant, in connection with certain affiliates, maintains various insurance coverages under which the underwriter and certain affiliated persons may be insured against liability which may be incurred in such capacity, subject to the terms, conditions and exclusions of the insurance policies.

Arizona, being the state of organization of Pruco Life Insurance Company ("Pruco"), permits entities organized under its jurisdiction to indemnify directors and officers with certain limitations. The relevant provisions of Arizona law permitting indemnification can be found in Section 10-850, et seq. of the

Arizona Statutes Annotated. The text of Pruco's By-law, Article VIII which relates to indemnification of officers and directors, is incorporated by reference to Exhibit 3(ii) to its Form 10-Q, filed August 15, 1997.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) EXHIBITS

(1) Form of a Distribution Agreement between Prudential Investment Management Services, Inc., ("PIMS") (Principal Underwriter) and Pruco Life Insurance Company (Depositor). (Note 2)


(1A) Amendment No. 1 to Distribution Agreement between PIMS and Pruco Life Insurance Company. (Note 6)




(4)    Form of Contract (Note 6)



(4)(a) Form of Application (Note 6)



(5) Opinion of Counsel as to the legality of the securities being registered. (Note 1)


(23)   Consent of PricewaterhouseCoopers LLP (Note 1)


(24)   Powers of Attorney:

       (a)      Vivian L. Banta, Richard J. Carbone, Helen M. Galt
                (Note 3)

       (b)      James J. Avery, Jr. (Note 4)

       (c)      David R. Odenath, Jr., William J. Eckert and Ronald P. Joelson
                (Note 5)

       (d)       Andrew J. Mako (to be filed by Amendment)


(Note 1) Filed herewith.

(Note 2) Incorporated by reference to Post Effective Amendment No. 4 on Form S-1, Registration No. 33-61143, filed April 15, 1999, on behalf of the Pruco Life Insurance Company.

(Note 3) Incorporated by reference to Post-Effective Amendment No. 5 to Form S-6, Registration No. 333-85115, filed on or about June 28, 2001 on behalf of the Pruco Life Variable Universal Account.

(Note 4) Incorporated by reference to Post-Effective Amendment No. 2 to Form S-6, Registration No. 333-07451, filed June 25, 1997 on behalf of the Pruco Life Variable Appreciable Account.

(Note 5) Incorporated by reference to initial Registration on Form N-4, Registration No. 333-52754, filed December 26, 2000 on behalf of the Pruco Life Flexible Premium Variable Annuity Account.




(Note 6) Incorporated by reference to Pre-Effective Amendment No. 1 to Form S-1, Registration No. 333-89530, filed September 27, 2002, on behalf of Pruco Life Insurance Company.


ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by section 10 (a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of New Jersey, on this 26th day of March, 2003.


                                                  PRUCO LIFE INSURANCE COMPANY

                                                  (Registrant)
                                                  By: /s/ ANDREW J. MAKO
                                                  ------------------------------
                                                  ANDREW J. MAKO
                                                  PRESIDENT


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                               SIGNATURE AND TITLE


             /s/*                                                March 26, 2003
          ----------------------------------------------------
                 VIVIAN L. BANTA
                 CHAIRMAN


             /s/*                                                *By: /s/ C. CHRISTOPHER SPRAGUE
          ---------------------------------------------------    -------------------------------
                 WILLIAM J. ECKERT, IV                           C. CHRISTOPHER SPRAGUE
                 VICE PRESIDENT AND CHIEF                        (ATTORNEY-IN-FACT)
                 ACCOUNTING OFFICER,(PRINCIPAL
                 FINANCIAL OFFICER


             /s/*
          ----------------------------------------------------
                 RONALD P. JOELSON
                 DIRECTOR

             /s/*
          ----------------------------------------------------
                 RICHARD J. CARBONE
                 DIRECTOR

             /s/*
           ----------------------------------------------------
                 HELEN M. GALT
                 DIRECTOR


            /s/*
          ----------------------------------------------------
                 JAMES J. AVERY, JR.
                 VICE CHAIRMAN OF THE BOARD AND
                 DIRECTOR

             /s/*
          ----------------------------------------------------
                 DAVID R. ODENATH, JR.
                 DIRECTOR


          ----------------------------------------------------
                 ANDREW J. MAKO
                 DIRECTOR



                                  EXHIBIT INDEX

(5)    Opinion of Counsel

(23)   Written Consent of PricewaterhouseCoopers LLC, independent accountants